    As filed with the Securities and Exchange Commission on August 12, 1997

                                                     File No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           --------------------------


                               THE REGISTRY, INC.
             (Exact name of registrant as specified in its charter)

              Massachusetts                              04-2920563
        (State or other jurisdiction                   (I.R.S. Employer
      of incorporation or organization)               Identification No.)


                                189 Wells Avenue
                          Newton, Massachusetts 02159
          (Address of principal executive offices, including zip code)

                           --------------------------

             RENAISSANCE SOLUTIONS, INC. 1997 STOCK INCENTIVE PLAN RENAISSANCE SOLUTIONS, INC. 1995 EQUITY INCENTIVE PLAN
          RENAISSANCE SOLUTIONS, INC. 1995 DIRECTOR STOCK OPTION PLAN


                           --------------------------
                            (Full title of the plan)

                            Richard L. Bugley, Esq.
                                General Counsel
                               The Registry, Inc.
                                189 Wells Avenue
                          Newton, Massachusetts  02159
                                 (617) 527-6886


                           --------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
Title of Securities      Amount to be  Proposed maximum   Proposed maximum     Amount of
to be registered         registered    offering price     aggregate offering   registration
                                       per share(1)       price(1)             fee(2)
------------------------------------------------------------------------------------------
Common Stock,
no par value
Total                     2,692,524      (2)               $118,012,766         $35,762
==========================================================================================

/(1)/ Estimated solely for the purposes of determining the registration fee.

/(2)/ Outstanding options on the date hereof have an average exercise price of $36.07 and a maximum aggregate offering price of $36,503,278, the registration fee payable with respect to such outstanding options is $11,062. There are 1,668,608 shares available for grant under the 1995 Equity Incentive Plan and the 1995 Director Stock Option Plan at option exercise prices still to be determined. For the purposes of determining the registration fee in respect thereof, the maximum per share and aggregate offering prices for these shares have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market System on August 11, 1997. The registration fee for the right to receive 1,680,608 shares The Registry, Inc. Common Stock not yet subject to options under the Equity Plan, the Director Plan, or the Renaissance Solutions, Inc. 1997 Stock Incentive Plan is $24,700. The total registration payable in respect to the shares registered hereunder is $35,762.


                         Exhibit Index on page II-5;
                              Page 1 of 11 pages.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The Registry, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

        (i) Prospectus filed on June 24, 1997 relating to the Registrant's Registration Statement on Form S-4 (333-29755).

        (ii) Quarterly Reports on Form 10-Q for the quarters ended September 28, 1996, December 28, 1996, and March 29, 1997.

        (iii) Current Reports on Form 8-K and 8-K/A filed with the Commission on December 10, 1996, January 17, 1997, February 7, 1997, May 23, 1997, July 16, 1997 and August 11, 1997.

        (iv) The description of the Company's Common Stock contained in its registration statement on Form 8-A, File No. 0-28192.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Massachusetts General Laws, Chapter 156B, Section 67, empowers a Massachusetts corporation to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation, unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the Company. The Company's Restated Articles of Organization, as amended and restated, contains provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Massachusetts law.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

        Not applicable.


Item 8. Exhibits.
        --------

Exhibit

4.1. Restated Articles of Organization of Registrant (incorporated by reference to Exhibit 3.1. of the Registrant's Registration Statement on Form S-1, File No. 333-19991).

4.2.    Amended and Restated By-laws of Registrant (incorporated by reference to
        Exhibit 3.2. of the Registrant's Registration Statement on Form S-1, File No. 333-19991).

5.      Opinion of Ropes & Gray.

23.1.   Consent of Price Waterhouse LLP.

23.2.   Independent Auditor's Consent Deloitte & Touche LLP.

23.3.   Consent of Ernst & Young LLP.

23.4.   Consent of Graves, McKenna, Lundeen & Almquist, P.L.L.P.

23.5. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.     Power of Attorney (included on signature page).


Item 9. Undertakings.
        ------------

        (a) The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i)
                                    -----------------
            and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, The Commonwealth of Massachusetts, on this 30th day of July, 1997.


                                THE REGISTRY, INC.




                                By: /s/ G. Drew Conway
                                    ------------------------------------------
                                Name: G. Drew Conway
                                Title:   President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

          Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Robert E. Foley, Richard L. Bugley and Keith F. Higgins, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                 Capacity in Which Signed         Date
-----------               ------------------------         ----

/s/ G. Drew Conway
---------------------     President, Chief Executive       July 30, 1997
G. Drew Conway            Officer and Director of the
                          Company (principal
                          executive officer)
/s/ Robert E. Foley
---------------------     Chief Financial Officer and      July 30, 1997
Robert E. Foley           Treasurer (principal financial
                          and accounting officer)
/s/ Paul C. O'Brien
---------------------     Director                         July 30, 1997
Paul C. O'Brien

/s/ Robert P. Badavas
---------------------     Director                         July 30, 1997
Robert P. Badavas

                          EXHIBIT INDEX


Number                    Title of Exhibit                         Page
------                    ----------------                         ----

 4.1.                     Certificate of Incorporation
                          of Registrant (incorporated
                          by reference to Exhibit
                          3.1. of the Registrant's
                          Registration Statement on
                          Form S-1, File No. 333-
                          19991).

 4.2.                     By-laws of Registrant
                          (incorporated by reference
                          to Exhibit 3.3. of the
                          Registrant's Registration
                          Statement on Form S-1,
                          File No. 333-19991).

 5.                       Opinion of Ropes & Gray.                     6

23.1.                     Consent of Price                             7
                          Waterhouse LLP.

23.2.                     Independent Auditor's consent
                          Deloitte & Touche LLP                        8


23.3.                     Consent of Ernst & Young LLP.                9

23.4                      Consent of Graves, McKenna,
                          Lundeen & Almquist, P.L.L.P.                10

23.5.                     Consent of Ropes & Gray
                          (contained in the opinion filed as
                          Exhibit 5 to this registration
                          statement).

24.                       Power of Attorney (included on
                          signature page).